Exhibit 99.(h)(1)(v)

Dated as of October 28, 2013

EXHIBIT A

to the Administration Contract dated April 1, 2006

between UBS Global Asset Management (Americas) Inc. and The UBS Funds

1.                                      UBS Global Allocation Fund

2.                                      UBS U.S. Large Cap Equity Fund

3.                                      UBS U.S. Equity Opportunity Fund

4.                                      UBS U.S. Small Cap Growth Fund

5.                                      UBS Core Plus Bond Fund

6.                                      UBS Emerging Markets Debt Fund

7.                                      UBS Global Sustainable Equity Fund

8.                                      UBS Emerging Markets Equity Fund

9.                                      UBS Dynamic Alpha Fund

10.                               UBS U.S. Defensive Equity Fund

11.                               UBS Asset Growth Fund

12.                               UBS Equity Long-Short Multi-Strategy Fund

13.                               UBS Fixed Income Opportunities Fund

14.                               UBS Multi-Asset Income Fund